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                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 23, 1996 relating to the consolidated financial statements of United Community Bancshares, Inc., as of and for the years ended December 31, 1995 and 1994, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                   /s/ McGladrey & Pullen, LLP

                                   McGLADREY & PULLEN, LLP



St. Paul, Minnesota
January 10, 1997